AMENDMENT NO.6 TO PARTICIPATION AGREEMENT

Transamerica Financial Life Insurance Company (formerly, AUSA Life Insurance
Company, Inc.), Variable Insurance Products Fund II and Fidelity Distributors Corporation
hereby amend the Participation Agreement ("Agreement") dated August 31, 2000, by d oing the following:

Schedule A of the Agreement is hereby deleted in its entirety and replaced with the Amended Schedule A attached hereto.

IN WITNESS WHEREOF, the parties have hereto affixed their respective authorized signatures, intending that this Amendment be effective as of the 1st day of May, 2006.

TRANSAMERICA FINANCIAL LIFE INSURANCE COMPANY

By: /s/Priscilla I. Hechler
Name: Priscilla I . Hechler
Title: Assistant Vice President and Assistant Secretary

VARIABLE INSURANCE PRODUCTS FUND II

By: /s/Christine Reynolds
Christine Reynolds
Treasurer

FIDELITY DISTRIBUTORS CORPORATION

By: /s/Bill Loehning
Bill Loehning
Executive Vice President

SCHEDULE A
Separate Accounts and Associated Contracts

Name of Separate Account and                                                                                                             Policy form Numbers of Contracts
Date Established by Board of Directors                                                                                               Funded by Separate Account

TFLIC Series Life Account                                                                                                                       Form Number: VL03NY
(est. October 24, 1994)                                                                                                                              Product: AUSA Financial
                    Freedom Builder

                    Form Number VL95NY
                    Product: AUSA Freedom Elite Builder

                    Form Number: JLS02NY
                    Product: AUSA Freedom Wealth Protector

Separate Account VA BNY                                                                                                                       Form Number AV343 101 90 396
(est. September 27, 1994                                                                                                                           Product: AUSA Landmark Variable Annuity

TFLIC Series Annuity Account                                                                                                             Form Number: WL18NY
(est. March 20, 2001)                                                                                                                                Product: AUSA Freedom Premier

TR-Fidelity VIP II                                                                                                                                      Form Number: TA-AP-2001-CONT
Contrafund® Portfolio
(est. July 1, 2001)

Separate Account VA QNY                                                                                                                      Form Number: A V 1024 101 179 1003
(est. August 13, 1996)

TFLIC Separate Account VNY                                                                                                                 Form Number: A V 1197 101 200 505
(est. December 14, 2004)